Exhibit 24

NorthWest Indiana Bancorp
Limited Power of Attorney

Each of the undersigned directors of NorthWest Indiana Bancorp, an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of Benjamin J. Bochnowski and Robert T. Lowry, and each of them with the power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments to a Registration Statement or Registration Statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, and any other documentation in connection therewith, to be filed by said Company with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 10th day of October, 2018.

/s/ Benjamin J. Bochnowski	/s/ James L. Wieser
Benjamin J. Bochnowski	James L. Wieser

/s/ David A. Bochnowski	/s/ Donald P. Fesko
David A. Bochnowski	Donald P. Fesko

/s/ Edward J. Furticella	/s/ Amy W. Han
Edward J. Furticella	Amy W. Han

/s/ Joel Gorelick	/s/ Danette Garza
Joel Gorelick	Danette Garza

/s/ Kenneth V. Krupinski	/s/ Robert E. Johnson, III
Kenneth V. Krupinski	Robert E. Johnson, III

/s/ Anthony M. Puntillo
Anthony M. Puntillo